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                                                                   EXHIBIT 10.1





  DESCRIPTION OF AMENDMENT TO THE CIGNA CORPORATION STRATEGIC PERFORMANCE PLAN


The CIGNA Corporation Strategic Performance Plan (As Amended and Restated March 25, 1992) (the "Plan") is amended, effective January 25, 1995, regarding benefits available in the event of a Termination upon a Change of Control, as follows:

- -        The amount of the payment to a Participant under Section 4.3(d) of the
         Plan shall be based upon the total number of SPP Units which a Participant has outstanding on the date of his or her Termination Upon a Change of Control; and

- -        The amount of such payment for each such SPP Unit shall be the highest of (1) the target value of each SPP Unit; (2) the SPP Unit value set by the Committee for the twelve month period preceding the executive's termination; or (3) the average of the values set by the Committee for the last two payments of SPP Units preceding the executive's termination.